UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2026

Blaize Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41139	86-2708752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2890 Zanker Road, Suite 107
San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (916) 347-0050

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BZAI	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BZAIW	The Nasdaq Stock Market
Preferred Stock Purchase Rights		The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.

On September 24, 2026, Blaize Holdings, Inc. (the “Company”) implemented a restructuring plan approved by the Board of Directors (the “Board”) to reduce costs and improve operational efficiency, including a reduction in force affecting approximately 26% of the Company’s employees (the “Restructuring Plan”). The Company expects the Restructuring Plan to be substantially completed by December 31, 2026.

Total costs and cash expenditures for the Restructuring Plan are estimated to be in the range of $1.1 million to $1.3 million, substantially all of which are related to employee severance and benefits costs. The Company expects to incur most of these pre-tax reduction in force expenses in the third quarter of 2026.

The Company expects to save approximately $7.5 million to $8.4 million per year from the reduction in force and other efficiency measures, which the Company expects to reinvest into growth initiatives focused on more profitable areas of the Company’s business.

A copy of the press release issued by the Company on September 30, 2026, announcing the Restructuring Plan is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Current Report are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “intend,” “may,” “plan,” “should,” “will,” or the negative of these words or other similar terms or expressions. Forward-looking statements in this Current Report include, but are not limited to, statements regarding: the timing and scope of the Restructuring Plan; the amount and timing of the charges associated with the Restructuring Plan; the expected amount of savings resulting from the Restructuring Plan and the Company’s expected use thereof. The forward-looking statements contained in this Current Report are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements are more fully discussed in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”), including the risk factors described under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 24, 2026, and amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2026 and the risk factors described under the heading “Risk Factors” in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 filed with the SEC on May 14, 2026 and August 13, 2026, respectively. The forward-looking statements in this Current Report are based upon information available to the Company as of the date of this Current Report, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and its statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2026	Blaize Holdings, Inc.

By: /s/ Kim Evans
Kim Evans
General Counsel